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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-A/A

                             AMENDMENT TO FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                      BROWN & SHARPE MANUFACTURING COMPANY
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             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                  Delaware                                    050113140
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  (STATE OR OTHER JURISDICTION OF INCORPORATION)            (IRS EMPLOYER
                                                          IDENTIFICATION NO.)


  Precision Park, 200 Frenchtown Road, North Kingstown, Rhode Island    02852
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              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                                Amendment No. 1

     The undersigned hereby amends the cover page of its Registration Statement on Form 8-A filed on March 5, 1998, registering its Series B Participating Preferred Stock Purchase Rights to clarify that the Purchase Rights are being registered rather than the Series B Participating Preferred Stock. Therefore, the reference to "Series B Participating Preferred Stock" under the heading "Securities to be registered pursuant to Section 12(b) of the Act" should be deleted and instead, the words "Series B Participating Preferred Stock Purchase Rights" should be inserted in its place.


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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       BROWN & SHARPE MANUFACTURING COMPANY



Date:  March 18, 1998                  By: /s/ Charles A. Junkunc
                                           -----------------------------
                                           Name:   Charles A. Junkunc
                                           Title:  Vice President and
                                                   Chief Financial Officer


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